Exhibit 5.1

July 18, 2006

VeriFone Holdings, Inc.,
2099 Gateway Place, Suite 600,
San Jose, CA 95110.

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 (the "Securities Act") of 13,397,462 shares (the "Shares") of Common Stock, par value $0.01 per share, of VeriFone Holdings, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Shares (the "Registration Statement") has become effective under the Act, and the Shares have been duly issued as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

        In addition, we hereby confirm to you our opinion with respect to United States federal income taxation as set forth under the caption "The Merger—Material U.S. Federal and Israeli Income Tax Consequences—U.S. Federal Income Tax Consequences" in the Registration Statement, subject to the limitations set forth therein.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "The Merger—Material U.S. Federal and Israeli Income Tax Consequences—U.S. Federal Income Tax Consequences" and "Certain Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/ Sullivan & Cromwell LLP